                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
                           JACKSONVILLE BANCORP, INC.,
                              JACKSONVILE IHC, INC.
                         JACKSONVILLE SAVINGS BANK, SSB
                                       AND
                                 BILL W. TAYLOR

                           --------------------------


        AGREEMENT made this 10th day of March, 1998, by and among Jacksonville Bancorp, Inc., a Texas corporation (the "Company"), Jacksonville IHC, Inc., a Delaware corporation ("IHC"), Jacksonville Savings Bank, SSB, a Texas chartered savings bank with its principal office in Jacksonville, Texas (the "Bank") and Bill W. Taylor ("Employee").

                                   WITNESSETH:

        WHEREAS, Employee is the Executive Vice President of the Company and the Bank and Secretary of IHC (hereinafter the Company, IHC and the Bank are referred to collectively as the "Employer") and has developed an intimate and thorough knowledge of Employer's business methods and operations; and

        WHEREAS, the retention of Employee's services for and on behalf of Employer is of material importance to the preservation and enhancement of the value of Employer's business;

        NOW THEREFORE, in consideration of the mutual covenants herein set forth, Employer and Employee do hereby agree as follows:

        I.      TERM OF EMPLOYMENT

        1.1 Employer hereby employs Employee as the Executive Vice President as hereinafter provided, and Employee hereby accepts said employment and agrees to render such services to Employer on the terms and conditions set forth in this Agreement for a term of three years commencing on the date hereof and terminating March 10, 2001, unless further extended or terminated in accordance with the terms and conditions hereinafter set forth. During the term of this Agreement, Employee agrees to perform such duties as are customarily performed by one holding the position of Executive Vice President. On the date of the first anniversary of this Agreement and on each anniversary date thereafter ("Annual Anniversary Date"), this Agreement may be extended by the Employer's Board of Directors for an additional year only if the Employer's Board of Directors, after a complete evaluation of the Employee's performance, concludes that the Employee has satisfactorily performed pursuant to the terms of this Agreement. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

        1.2 During the term of this Agreement, Employee shall perform such executive services for Employer as may be consistent with his title and from time to time be assigned to him by the Employer's Boards of Directors.

        1.3 During the term of this Agreement, Employee shall devote his best efforts, including such portion of his time and effort to the affairs and business of the Employer as he has customarily provided as Executive Vice President.

        1.4 The services of Employee shall be rendered principally in Jacksonville, Texas but he shall do such traveling on behalf of the Employer as may be reasonably required.

        II.     COMPETITIVE ACTIVITIES

        2.1 Employee agrees that during the term of his employment hereunder, except with the express consent of the Board of Directors he will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of Employer; provided, however, that Employee shall not thereby be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require him to devote substantial time to management or control of the business or activities in which he has invested.

        2.2 Employee agrees and acknowledges that by virtue of his employment hereunder, he will maintain an intimate knowledge of the activities and affairs of Employer, including trade secrets and other confidential matters. As a result, and also because of the special, unique, and extraordinary services that Employee is capable of performing for Employer or one of its competitors, Employee recognizes that the services to be rendered by him hereunder are of a character giving them a peculiar value, the loss of which cannot be adequately or reasonably compensated for by damages. Employee therefore agrees that during the term of this Agreement, Employee shall not divulge any matter pertaining to the activities and affairs of the Employer, including without limitation, trade secrets and other confidential matters except as may be required by law. Employee agrees that breach of any of these covenants by Employee shall constitute irreparable harm to the Employer for which Employer does not have an adequate remedy at law, and that Employer is therefore entitled to immediate injunctive or other equitable relief to restrain Employee from violating the provisions of this Agreement. The right to such injunctive and equitable relief shall survive the termination for cause of Employee by Employer or the voluntary termination of this Agreement by Employee except if such termination is effected pursuant to the provisions of Section 7.9 hereof.

        III.    COMPENSATION

        3.1 Employer will compensate and pay Employee for Employee's services during the term of the Agreement at a minimum base salary of $85,776 per year for the fiscal year ending September 30, 1998, with annual salary increases, if any, thereafter in an amount determined by the Board of Directors each year; provided, however, that such annual increases shall be no less than the cost of living percentage as used by the U.S. Government in determining annual increases in social security payments and at no time shall such annual base salary be reduced below the amount for the fiscal year ending September 30, 1998, without Employee's consent.

        3.2 Any bonuses awarded Employee by Employer from time to time shall not constitute part of Employee's base salary for purposes of this Agreement.

        IV. PARTICIPATION IN RETIREMENT AND MEDICAL PLANS, LIFE INSURANCE AND DISABILITY

        4.1 Employee shall be entitled to participate in and receive the benefits of any plans of Employer relating to pension, profit-sharing, or other retirement benefits and medical coverage or reimbursement plans that Employer may adopt for the benefit of its employees.

        4.2(a) If Employee shall become disabled or incapacitated to the extent that he is unable to perform the duties of Executive Vice President, he shall nevertheless continue to receive the following percentages of his compensation, exclusive of any benefits which may be in effect for employees of Employer, under Section 3.1 of this Agreement for the following periods of his disability:
100% for the first 6 months, 75% for the next 12 months, and 60% thereafter for the remaining term of this Agreement. Upon returning to active duties, Employee's full compensation as set forth in this Agreement shall be reinstated. In the event that Employee returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3.1 of this Agreement) shall be reduced in proportion to the time spent in said employment.

        (b) There shall be deducted from the amounts paid to Employee hereunder during any period of disability, as described in Section 4.2(a) hereof, any amounts actually paid to Employee pursuant to any disability insurance or other similar such program which Employer has instituted or may institute on behalf of its employees for the purpose of compensating employees in the event of disability.

        (c) For purposes of this Agreement, Employee shall be deemed disabled or incapacitated if Employee, due to physical or mental illness, shall have been absent from his duties with Employer on a full-time basis for three consecutive months; provided, that, if Employee shall not agree with a determination to terminate him because of disability or incapacity, the question of Employee's ability shall be submitted to an impartial and reputable physician selected by the parties hereto and such physician's determination on the question of disability or incapacity shall be binding.

        V.      ADDITIONAL COMPENSATION AND BENEFITS

        5.1 During the term of this Agreement, Employee will be entitled to participate in and receive the benefits of any stock option, stock ownership, profit-sharing, or other plans, benefits and privileges given to employees and executives of Employer or its subsidiaries and affiliates which may come into existence hereafter, to the extent commensurate with his then duties and responsibilities, as fixed by Employer's Boards of Directors or any committee of such Boards or of Employer selected for such purpose; and, to the extent Employee is otherwise eligible and qualifies, to so participate in and receive such benefits or privileges. Employer shall not make any changes in such plans, benefits or privileges which would adversely affect Employee's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers (Vice President or above) of Employer and does not result in a proportionately greater adverse change in the rights of or benefits to Employee as compared with any other executive officer of Employer. Nothing paid to Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Employee pursuant to Section 3.1 hereof.

        VI.     EXPENSES

        6.1 Employer shall reimburse Employee or otherwise provide for or pay for all reasonable expenses incurred by Employee in furtherance or in connection with the business of Employer including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at Employee's residence, while traveling, or otherwise) subject to such reasonable limitations as may be established by Employer's Boards of Directors, provided such expenses are deductible by Employer for purposes of federal income taxation. If such expenses are paid in the first instance by Employee, Employer will reimburse Employee therefor.

        VII.    TERMINATION

        7.1 Employer shall have the right, at any time upon prior written Notice of Termination satisfying the requirements of Section 7.9(c) hereunder, to terminate Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, "termination for just cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform the duties stated in this Agreement, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or of any final cease-and-desist order, willful or intentional breach or neglect by Employee of his duties hereunder or material breach of any provision of this Agreement. For purposes of this Section 7.1, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of Employer; provided that any act or omission to act on Employee's behalf in reliance upon an opinion of counsel to Employer or counsel to Employee shall not be deemed to be willful.

        7.2     In the event Employee is terminated for just cause pursuant to
Section 7.1 hereof, Employee shall have no right to compensation or other benefits for any period after such date of termination. If Employee is terminated by Employer other than for just cause pursuant to Section 7.1 hereof and other than in connection with a change in control of Employer, as defined herein, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 7.9(e) and (f) hereof. In the event Employee is terminated by Employer other than for just cause pursuant to Section 7.1 hereof, but in connection with a change in control of Employer, as defined herein, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 7.9(d) and (f) hereof.

        7.3 Employee shall have the right, upon prior written Notice of Termination of not less than thirty (30) days satisfying the requirements of
Section 7.9(c) hereof, to terminate his employment hereunder, but in such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for good reason, as defined, pursuant to Section 7.9(a) hereof. If Employee provides a Notice of Termination for good reason, as defined, the date of termination shall be the date on which a Notice of Termination is given.

        7.4 If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. sections 1818(e)(3) and 1818(g)(1)), Employer's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may, in its discretion: (i) pay Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

        7.5 If Employee is removed from office and/or permanently prohibited from participating in the conduct of Employer's affairs by an order issued under
Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. sections 1818(e)(4) and (g)(1)), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of Employee and Employer as of the date of termination shall not be affected.

        7.6 If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. section 1813(x)(1)) to mean an adjudication or other official determination by any court of competent jurisdiction, the appropriate federal banking agency or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank, all obligations under this Agreement shall terminate as of the date of default, but vested rights of Employee and Employer as of the date of termination shall not be affected.

        7.7 In the event that Employee is terminated in a manner which violates the provisions of Section 7.1, as determined by a court of competent jurisdiction, Employee shall be entitled to reimbursement for all reasonable costs, including attorneys fees, in challenging such termination. Such reimbursement shall be in addition to all rights to which Employee is otherwise entitled under this Agreement.

        7.8 This Agreement shall be terminated upon the death of Employee during the term of this Agreement; provided that, if Employee has heirs, the estate of Employee shall be entitled to receive payment in an amount equal to one-half of Employee's total annual compensation, at the date of death, as calculated in accordance with Section 3.1 of this Agreement. Unless alternative arrangements are made by Employer and the legal representative of Employee's estate, such payment shall be divided into six equal installments with the first installment due and payable within 30 days of Employee's death and the remaining installments due monthly thereafter.

        7.9     (a)     Employee may terminate his employment hereunder for good
reason. For purposes of this Agreement, "good reason" shall mean (i) a failure by Employer to comply with any material provision of this Agreement, which failure has not been cured within ten (10) days after a notice of such noncompliance has been given by Employee to Employer; (ii) subsequent to a change in control of Employer and without Employee's express written consent, any of the following shall occur: the assignment to Employee of any duties inconsistent with Employee's positions, duties, responsibilities and status with Employer immediately prior to a change in control of Employer; a change in Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of Employer; any removal of Employee from, or any failure to re-elect Employee to, any of such positions, except in connection with a termination of employment for just cause, disability, death or retirement pursuant to Sections 7.1 or 7.5 hereof; a reduction by Employer in Employee's annual salary as in effect immediately prior to a change in control or as the same may be increased from time to time; or the failure of Employer to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which Employee is participating at the time of a change in control of Employer, or the taking of any action by Employer which would adversely affect Employee's participation in or materially reduce Employee's benefits under any of such plans; or (iii) any purported termination of Employee's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.9(c) hereof (and for purposes of this Agreement no such purported termination shall be effective).

        (b) For purposes of this Agreement, a "change in control of Employer" shall mean a change in control as defined in 12 C.F.R. sections 574.4(a) or (b), provided, however, such determination of control shall be subject to the provisions of 12 C.F.R. sections 574.4(c) and 574.3(c) thereof.

        (c) Any termination of Employee's employment by Employer or by Employee shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which shall (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; (iii) specify a date of termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of Employer's termination of Employee's employment for just cause pursuant to Section 7.1 hereof, in which case the Notice of Termination may specify a date of termination as of the date such Notice of Termination is given; and (iv) be given in the manner specified in Section 8.3 hereof.

        (d) If Employee shall terminate his employment for good reason pursuant to clause (ii) of Section 7.9(a) hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, Employer shall pay as severance to Employee an amount equal to the aggregate present value of the product of (i) the average aggregate annual compensation paid to the Employee and includible in the Employee's gross income for federal income tax purposes during the five calendar years preceding the taxable year in which the date of termination occurs (or such lesser amount of time if the Employee has not been employed by Employer for five years at the time of termination) by Employer and any of its subsidiaries subject to United States income tax, multiplied by (ii) 2.99, such payment to be made in a lump sum on or before the fifth day following the date of termination; provided, however, that any payments made to the Employee pursuant to this agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder. If the lump sum severance payment under this Section 7.9(d), either alone or together with other payments which the Employee has the right to receive from Employer, would constitute a "parachute payment" (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code")), such lump sum severance payment shall be reduced to the largest amount as will result in no portion of the lump sum severance payment under this Section 7.9(d) being subject to the excise tax imposed by
Section 4999 of the Code. The determination of any reduction in the lump sum severance payment under this Section 7.9(d) pursuant to the foregoing provision shall be made by independent counsel to Employer in consultation with the independent certified public accountants of Employer.

        (e) If Employee shall terminate his employment for good reason as defined in clauses (i) or (iii) of Section 7.9(a) hereof or if Employee is terminated by Employer for other than just cause pursuant to Section 7.1 hereof, then in lieu of any further salary payments to Employee for periods subsequent to the date of termination, Employer shall pay as severance to Employee an amount equal to the product of (i) Employee's average annual compensation for the most recent five taxable years, multiplied by (ii) the number "three" (3), such payment to be made in substantially equal semi-monthly installments on the fifteenth and last days of each month, or if these days are nonbusiness days, the immediately preceding business day, commencing with the month in which the date of termination occurs and continuing for the number of consecutive semi-monthly payment dates (including the first such date aforesaid) equal to the product obtained by multiplying by 24 the number of years (including partial years) applicable under Subsection (ii) of this Section 7.9(e). For purposes of the immediately preceding sentence, the term "compensation" includes any payment of money or provision of any other thing of value in consideration of employment, including, without limitation, base salary, commissions, bonuses, pension and profit-sharing plans, severance payments, retirement, director or committee fees, fringe benefits, payment of expense items without accountability or business purpose or that do not meet requirements of the Internal Revenue Service for deductibility by the association.

        (f)     Unless Employee is terminated for just cause pursuant to
Section 7.1 hereof, pursuant to Section 7.5 hereof, or pursuant to a termination of employment by Employee for other than good reason, Employer shall maintain in full force and effect, for the continued benefit of Employee for the term of years (including partial years) as determined in Section 7.9(e) hereof, all employee benefit plans and programs in which Employee was entitled to participate immediately prior to the date of termination, provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs.

        (g) Employee shall not be required to mitigate the amount of any payment provided for in Sections 7.9(d) and (e) of this Agreement by seeking other employment or otherwise.

        VIII.   MISCELLANEOUS

        8.1 Notwithstanding anything to the contrary herein contained, the payment or obligation to pay any monies, or granting of any rights or privileges to Employee as provided in this Agreement shall not be in lieu or derogation of the rights and privileges that Employee now has under any plan or benefit presently outstanding.

        8.2 This Agreement may not be modified, changed, amended, or altered except in writing signed by Employee or by his duly authorized representative, and by a duly authorized officer of Employer.

        8.3 All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, to Employee (or to Employee's spouse or estate upon Employee's death) at Employee's last-known address, and to Employer at its principal offices. All such notices shall be effective when deposited in the mail in the manner specified in this Section 8.3. Either party by a notice in writing may change or designate the place for receipt of all such notices.

        8.4 No course of conduct between Employer and Employee and no delay or omission of Employer or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen; and, every power and remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

        8.5 All references herein to particular sections of a statute, rule or regulation or to a particular disclosure item or schedule shall also be deemed to be a reference to any successor section, statute, rule, regulation, disclosure item or schedule.

        8.6 The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        IX.     SUCCESSORS, ETC.

        9.1 This Agreement shall inure to the benefit of and be binding upon Employee, and, to the extent applicable, his heirs, assigns, executors, and personal representatives, and the Bank and the Bank, their successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Bank's or the Bank's assets and business, or with or into which the Bank or the Bank may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 7.6 and 7.7 hereof.

        9.2 This Agreement is personal to each of the parties and neither party may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party.

        X.      APPLICABLE LAW

        10.1 This Agreement shall be governed in all respects and be interpreted by and under the laws of Texas, except to the extent that such law may be preempted by applicable federal law, including regulations, opinions or orders duly issued by the OTS with respect to the Company or IHC or FDIC ("Federal Law"), in which event this Agreement shall be governed and be interpreted by and under Federal Law.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                 JACKSONVILLE SAVINGS BANK, SSB


                                 By: /s/ W.G. Brown
                                     -------------------------------------------
                                         W.G. Brown
                                         Chairman of the Board


                                 JACKSONVILLE IHC, INC.


                                 By: /s/ Jerry M. Chancellor
                                     -------------------------------------------
                                         Jerry M. Chancellor
                                         Chairman of the Board

                                 JACKSONVILLE BANCORP, INC.


                                 By: /s/ W.G. Brown
                                     -------------------------------------------
                                         W.G. Brown
                                         Chairman of the Board

                                 EMPLOYEE


                                 /s/ Bill W. Taylor
                                 -----------------------------------------------
                                 Bill W. Taylor